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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 1996 on the balance sheet of Americare Health Services, Inc. (d.b.a. Uni-Care) at December 31, 1994 and 1995, and on the consolidated statements of operations and retained earnings and cash flows for the two years ended December 31, 1995, in the Form S-1 Registration Statement and related Prospectus of NCS HealthCare, Inc. for the registration of shares of its Class A Common Stock.

                                            R.E. Reed & Company

Laconia, New Hampshire
August 29, 1996